Exhibit 99.1

BRIGGS & STRATTON CORPORATION ELECTS TODD J. TESKE

DIRECTOR AND DESIGNATES HIM AS NEXT CEO

Milwaukee, August 12, 2009/PR Newswire/Briggs & Stratton Corporation (NYSE:BGG):

The Board of Directors of Briggs & Stratton Corporation has unanimously elected Todd J. Teske a director of the company effective immediately. Mr. Teske will serve as a member of the class of directors whose terms of office expire in 2010. The Board of Directors also elected Mr. Teske to be President and Chief Executive Officer effective January 1, 2010. Mr. Teske is presently President and Chief Operating Officer of the Corporation.

James E. Brenn
Senior Vice President and Chief Financial Officer

CONTACT: James E. Brenn, Senior Vice President and Chief Financial Officer, Briggs & Stratton Corporation, 414-259-5333 (BGG)